Appendix 3: Code of Ethics

Introduction

This Code of Ethics (“Code”) and certain of its provisions are adopted and implemented by us under FCA Rules and Advisers Act Rule 204A-1. This Code is a written policy and set of procedures under Rule 206(4)-7 under the Advisers Act and is part of our WPP. Our Code has policies and procedures that are reasonably designed to accomplish the following:

•	receipt, acknowledgment of receipt and confirmation of compliance with the Code;
•	deter wrongdoing and promote ethical conduct;
•	promote and ensure compliance with this Code and Applicable Law;
•	impose requirements for personal account dealing (“PAD”) activities in Reportable Investments;
•	require the CCO to review all Code activities; and
•	require the prompt internal reporting of Code violations.

Who is covered by this Code?

Our Code applies to our Supervised Persons. The PAD requirements apply to Access Persons and their Connected Persons. Based upon our size and operations and to ensure consistency in our Compliance programme, we treat our officers, partners and employees as both Access Persons and Supervised Persons and in this Code, we call such persons “Access Persons”, “you” or “your”. The CCO keeps a list of Access Persons and Connected Persons as well as information supporting the reason why such person received this classification. A person’s status is reviewed at least annually or more frequently when matters dictate.

Definitions

Terms defined in Section 2 of our WPPs apply to this Code.

General requirement to comply with laws, rules and regulations

We are a fiduciary and owe each client the duties of loyalty and care. We act in the best interests of our clients. This is a standard applied to us under Applicable Law, in particular, Advisers Act Section 206 and the SEC’s 2019 SEC interpretation on Standards of Conduct for investment advisers. We and you must affirmatively exercise authority and responsibility for the benefit of clients and must not participate in any activities that are conflicts of interest. In addition, you must avoid activities, interests and relationships that interfere or appear to interfere with making decisions in the best interests of our clients.

You must comply with Applicable Law. You must use sound judgement in business dealings and follow not the letter and spirit of each of these policies and procedures. Our reputation is an important asset and because we are judged by our conduct, you must avoid not only actual impropriety but also the appearance of impropriety.

Reporting a violation

Should you know or have any reason to believe that there is or may be a violation of the Code, this must be reported promptly to the CCO, or in the case of this person’s absence to the CEO. Failure to do so is itself a violation of this Code.

Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by Applicable Law, this Code or the WPPs, such matters shall not be disclosed to anyone other than the CCO or the CEO.

Personal Account Dealing

We are authorised and regulated by the FCA to carry out investment management business and regulated by the SEC. Under Applicable Law, you are prohibited from entering into a personal account dealing (“PAD”) transaction, namely, if it involves the misuse or improper disclosure of Confidential Client Information, if it conflicts with any obligation that we owe to any client e.g. clients’ best interests or if the transaction violates Applicable Law.

The investing activity of you and your Connected Persons must be consistent with our mission to act in the best interests of our clients and with the requirements that we do not misuse MNPI or Confidential Client Information. In this section of the Code, references to Access Persons include their Connected Persons.

Access Persons are personally responsible for the personal account trading activities of their Connected Persons, which must comply with our Code and all provisions in this section.

You must report your PAD transactions and holdings to the CCO, and we must review these reports.

Reporting Requirements. You must file all reports, which are the initial and annual holdings reports and the quarterly transactions report as required. The Q4 transaction report is in addition to the annual holdings report. Reporting requirements are prescribed in Rule 204A-1, given the force of law, so late or incomplete reports are both violations of law and this Code and will be dealt with appropriately.

Pre-clearance. You must obtain clearance from the Approving Officers before placing an order for a transaction in Investments. You must furnish any prospectus, private placement memoranda, subscription documents or other materials about the transaction as we request. You must trade within one (1) business day after a clearance is given, failing which a new pre-clearance is required. You cannot trade during a “blackout period” to prevent front running and trading with a client – this is three (3) business days before we act and three (3) business days after settlement.

All PAD transactions are subject to a 14-calendar day holding period. Only in cases of documented extreme personal financial hardship or emergency, you may request an exemption from this holding period. Market movements and market-related events beyond your control are not personal financial hardships. Requests are reviewed on a case-by-case basis and appropriate documentation must be furnished. An exception would be granted only when a case is established. One case is not a precedent for any other case. Neither we nor the CCO are or can be responsible for losses encountered because of a refusal or inability to approve a trade. The CCO is not obligated to approve a particular trade, regardless of the circumstances, and you should plan your investing accordingly.

Prohibited Transactions. You must not trade in any account in any Investment that is subject to a restriction on trading. You must not sell short or buy on margin. You may buy and sell only exchange-traded securities. You must not buy or sell futures, indices or commodities, exchanged-traded or OTC. There is a full blanket ban on PA trading the emerging market equity and corporate bond universe.

However, prohibited transactions do not include the following:

•	having your Investments managed by another person in a fully discretionary managed account;
•	buying or selling those funds indicated as such on the chart in Annex B;
•	having someone execute transactions in a trust or account where you are the beneficiary, but you cannot influence or control the trustee or person operating the trust or account;
•	owning securities of a company that is the subject of an unconditional take-over;
•	buying or selling government bonds, bills or foreign exchange.

Maintaining Accounts. We encourage you to develop a personal investment program. You are responsible for the trading of your Connected Persons. As a result, we may for legal or regulatory reasons require you to provide duplicate account statements and confirmations for accounts.

Trade confirmations and duplicate statements. You must arrange for the CCO to receive confirmations of trades within 48 hours after you receive them – not copies. The same holds true for requests for duplicate account statements – again, not copies.

Initial Holdings Report. You must file a holdings report disclosing all accounts with Investments not later than 10 days after becoming an Access Person, current as of the start date.

Annual Holdings Report. Your annual holdings report of all accounts with Investments is due each January 30, current as of the previous 31 December.

Quarterly Transaction Report. We require a quarterly transaction report, due each 30 January (for Q4), 30 April (for Q1), 30 July (for Q2) and 30 October (for Q3). You certify that all contract notes have been timely and properly submitted or supply us with information about a transaction for which you did not do this. If there is no activity in a quarter, a nil return confirmation is required.

Report contents. A report must include the name of the Investment, date of transaction, quantity, price, nature of the transaction (buy, sell, tender, etc.), name of the bank, broker-dealer or financial institution through which the transaction was effected and custodian. Such information, if included in the contract notes or account statements, does not have to be resubmitted. All reports must be an original copy of the account statement(s) as we do not accept copies.

Discretionary accounts. You must notify the CCO of any account with Investments over which you or a person with whom you have any relationship have no direct or indirect influence or control, such as a trust, fund or discretionary account managed entirely by a third party without any participation or possible participation by you. For example, where another person or an investment manager conducts all the trades and you as the account holder have no right or ability to place trades or direct decision making.

Reporting exemptions. You are not required to submit:

1.	quarterly transaction reports for transactions involving an automatic investment plan; or
2.	any reports with respect to Investments held in a Discretionary Account.

Reporting exemption 2 relates to accounts where Investments are held in a Discretionary Account where you or a Connected Person do not have “direct or indirect influence or control”. The fact that one has given someone else discretion does not mean that this exemption is available. This is a “facts and circumstances” test. If one intends to have such an account, you must prove to the CCO that you cannot influence, direct or control the account, or “consult” with the person so exercising discretion – issue instructions to buy or sell. This may be established, among other things, by the following:

•	proof of the nature of the relationship between the persons involved;
•	reviewing account activity;
•	certifications (drafted by us) given by the person exercising discretion as to activities;
•	monitoring and testing to validate a lack of communications – this applies with respect to work-place communications; and
•	if a situation arises, proof that with respect to a transaction(s) you do not have communications of any type directly or indirectly, with the person controlling the account.

Review and availability of information. All reports and information will be reviewed by the CCO for compliance with this Code. The CCO must:

•	address whether you followed policies and procedures, such as pre-clearance;
•	compare transactions to any restrictions in effect at the time of the trade;
•	assess whether you are trading for your own account in the same financial instrument and/or are trading for clients, and if so, whether clients are receiving terms as favorable as those for you; and
•	analyze trading for patterns that may indicate market abuse.

Code Annex 1: Holdings Report (Initial and Annual)

Name:

Report for period [state]:

Here is a list of all accounts where I have a beneficial interest in Investments, including any non-Client accounts for which I make investment decisions. (File a separate statement for each Connected Person.)

	Name of Account	Account number	Name of Broker, Bank or Custodian
1.
2.
3.
4.
5.

Attached is/are the most recent account statement listing Investments in my account(s), above. Investments not shown in the account statement are set forth below: this includes not only Investments held by brokers and other financial institutions, but those held at home, in safe deposit boxes or by an issuer.

	Name of Security/Ticker	Quantity	Current value	Name of Broker, Bank or Custodian
1.
2.
3.
4.
5.

I certify that this form and the attached statements (if any) reflect all the Investments in my accounts, all accounts of mine and any other non-Client accounts for which I make investment decisions. If I am relying on account statements in lieu of listing Investments above, I certify that these are correct and reflect all the above information that I am required to report under the Code of Ethics.

Signature:

Date:

CCO Review (by):

Date:

Code Annex 2: Quarterly
Transaction Report

Name:

Name(s) of Connected Person

Access Persons are responsible for ensuring that Connected Persons comply with the PAD provisions of Code of Ethics. Each must submit a separate Quarterly Transaction Report

As required by the Code of Ethics (“Code”), I have submitted to the CCO a confirmation for every transaction in Reportable Securities that I have effected during this quarter. If I have not effected a transaction or have effected a transaction but not submitted a contract note, I have indicated this below:

	Name of Security/ Ticker	Trade Date	Quantity (interest rate/ maturity date)	Purchase or Sale	Price	Broker, Bank or Custodian
1.
2.

I certify that:

1.	During the quarter, I have been in compliance with the Code and with NoS’s written policies and procedures (“WPPs”) and, going forward, I will remain in compliance with the Code and the WPPs;
2.	With the aim of remaining fully compliant, I undertake to keep myself informed of developments to the extent reasonably possible, and to familiarise myself with Code and WPP amendments notified to me;
3.	For my Connected Persons, I have personal knowledge and am aware of their trading activities for this quarter and take full responsibility for their actions (or omissions);
4.	This form and the statements (if any) provided to NoS reflect all my and my Connected Persons transactions in Reportable Securities for this quarter;
5.	No transaction reported on the form or on statements provided to NoS was effected based on the basis of or in any way misusing MNPI or Confidential Client Information, or involved a conflict of interest;
6.	I have reported all outside activities and am in compliance with any conditions imposed upon me with respect to them;
7.	I have not, directly or through any other person, made any political contributions to a U.S. State or local government official (or candidate for such a position) in the last twelve (12) months.

Access Person:

Date:

CCO Review (by):

Date:

Code Annex 3 : Request To Engage In a Securities Transaction

Name:	Date:

	Transaction	Transaction
Company/Counter/Country
No. of securities currently held
No. of securities to buy/sell
Market or Limit order valid till (max 48 hours after time of pre- clearance)
Price
Agent/Broker
Ownership (Please specify: Self or Connected Person

I certify that I have read the provisions of the Code of Ethics and that the above transaction(s) is in compliance with the Code. In addition, I affirm that I am not in possession of any MNPI relating to the above proposed transaction(s). I also acknowledge that I have a personal obligation to conduct my investing lawfully and in a manner that avoids any conflict of interest between my personal interests and the interests of North of South Capital LLP and its Clients. Where the approval requested is in relation to the selling of Investments, I confirm that the Investments have been held by me for at least 30 days. I acknowledge that this pre-approval to trade is valid only on the day on which it is signed and dated by all parties, unless it is a limit order that one cannot be cancelled until the order expires on the validation date I understand and agree that I may be requested to withdraw my limit order due to Client-related activities. If the transaction is approved, I undertake to provide a copy of the confirmation on receipt.

Access Person/Connected Person

Name:	Signature:		Date:

Compliance Pre-Clearance:

Name:	Signature:	Cleared: Yes/No	Date:

Compliance Post-Clearance:

Name:	Signature:		Date:

Code Annex 4: Permissible Reportable Investments

Investment	Pre-clearance required?	Initial and annual holding report, contract note and quarterly transaction report?
Any IPO in an Investment, ETF or cryptocurrency/bitcoin	Yes	Yes
Any private placement in an Investment, ETF or cryptocurrency/ bitcoin	Yes	Yes
U.S. government obligations	No	No
CDs, CP, bankers’ acceptances and high-quality short-term debt, including repos (not swaps)	No	No
Money market fund securities	No	No
U.S. Open-end funds not Reportable Funds	No	No
Non-U.S. open-end funds not Reportable Funds	Yes	Yes
Closed-end funds	Yes	Yes
Shares issued by unit investment trusts invested exclusively in one or more open-end funds, none of which are reportable funds	No	No
Exchange-traded warrants, options or convertibles on Investments	Yes	Yes
ETFs	No	Yes
Cryptocurrency/Bitcoins	Yes	Yes
Discretionary account (someone else manages)	No	No
Spot FX	No	No
FX forwards or leveraged FX	No	No
Swaps, Repos, precious metals	No	No